Exhibit 10.1

AMENDMENT NO. 1 TO

EMPLOYMENT, CONFIDENTIALITY, NON-COMPETITION

AND SEVERANCE AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (this “Amendment”) dated as of April 21, 2005, is made and entered into by and between Essential Group, Inc., a Delaware corporation (the “Company”), and Julie Ross (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into that certain Employment, Confidentiality, Non-Competition and Severance Agreement, dated March 14, 2003, (the “Agreement”);

WHEREAS, the Company and the Executive each desires to continue Executive’s employment with the Company without interruption; and

WHEREAS the Company and Executive each desires to amend the provisions of the Agreement as provided in paragraph 1 of this Amendment.

NOW, THEREFORE, the Company and Executive agree as follows:

1.	Amendments to Agreement.

(a)	Section 3 of the Agreement is hereby amended and restated to read in its entirety as follows:

“The Employee serves as the Company’s Executive Vice President of Essential Group, Inc. overseeing Clinical Operations and serving as President of Essential Patient Recruitment. The Employee reports directly to the Company’s Chief Executive Officer, or to another Corporate Officer as designated by the Board, and have such duties as the Chief Executive Officer and the Board may from time to time prescribe. The Employee devotes her full time and best efforts to the Company’s business of providing services to their customers in connection with clinical research and development and any other related duties and responsibilities that may from time to time be prescribed by the Chief Executive Officer or the Board; so long as it does not interfere with the Employee’s employment hereunder, the Employee may serve as an officer, director or otherwise participate in educational, welfare, social, religious and civic organizations. The Employee represents that she is not under a restrictive covenant, non-competition agreement, confidentiality agreement or other agreement or obligation that might prohibit Employee from being employed by the Company or from performing the duties contemplated in this Section 3.”

(b)	Section 4 of the Agreement is hereby amended and restated to read in its entirety as follows:

“The Company pays the Employee a gross base salary of $190,000.00 per annum, which base salary the Board may adjust from time to time, payable at the times and in the manner consistent with the Company’s general policies regarding compensation of senior Employees. Such base salary includes any salary reduction contributions to (i) any Company-sponsored plan (the “401(k) Plan”) that includes a cash-or-deferred arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) any other Company-sponsored plan of deferred compensation or (iii) any Company-sponsored “cafeteria plan” under Section 125 of the Code

(c)	Section 8(a) of the Agreement is hereby amended and restated to read in its entirety as follows:

“If an Involuntary Termination occurs other than for Cause and the Employee enters into an agreed-upon general release and settlement agreement with the Company, the Company will provide Employee with severance of six (6) months base salary at Employee’s current salary, less applicable payroll taxes, withholdings and other deductions and the additional benefits outlined in this paragraph. Employee understands and agrees that this payment and the benefits described are not required by Essential Group, Inc. policies and procedures. This payment and the benefits shall be in lieu of and discharge any obligations of Essential Group, Inc. to Employee for compensation, wages, bonuses, benefits, stock options, pain and suffering, or any other expectation of remuneration or benefit on the part of Employee.

2.	Continuing Effectiveness of Agreement. Except as expressly provided herein to the contrary, the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

3.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same amendment.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first above written.

ESSENTIAL GROUP, INC.

	/s/ C. Lee Jones	/s/ Julie Ross
By:	C. Lee Jones	Julie Ross
Its:	Chief Executive Officer	Date: April 21, 2005